Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Colonial Properties Trust Reports Results for Third Quarter 2009
BIRMINGHAM, Ala., October 29, 2009 — Colonial Properties Trust (NYSE: CLP) announced its results for the third quarter ended September 30, 2009.
For the third quarter 2009, the company reported a net loss to common shareholders of $3.5 million, or $(0.07) per diluted share, compared with net income available to common shareholders of $27.2 million, or $0.57 per diluted share, for the same period in 2008. The company reported net income available to common shareholders for the nine months ended September 30, 2009, of $8.6 million, or $0.17 per diluted share, compared with net income available to common shareholders of $50.4 million, or $1.05 per diluted share, for the same period in 2008.
Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the third quarter 2009 were $28.7 million, or $0.49 per diluted share, compared with $27.9 million, or $0.49 per diluted share, in the same period a year ago. FFO for the nine months ended September 30, 2009, totaled $110.4 million, or $1.91 per diluted share, compared with $92.9 million, or $1.63 per diluted share, for the same period in 2008.
Operating FFO, which the company defines as FFO before transaction income (i.e. development gains, land/outparcel gains and bond/preferred stock repurchase gains/losses), for the third quarter 2009 was $13.8 million, or $0.23 per diluted share, compared with $23.3 million, or $0.41 per diluted share, in the same period a year ago. The decrease in operating FFO from the same prior-year period is primarily due to a decline in multifamily same-property net operating income (NOI) of 6.2 percent; $3.7 million in charges for an expected partial loan repayment guarantee and impairment on our 35 percent joint venture interest with respect to an apartment community; and a reduction in capitalized interest of approximately $3.1 million as a result of no longer capitalizing interest on land held for future developments. Operating FFO for the nine months ended September 30, 2009 was $51.5 million, or $0.89 per diluted share, compared with $76.2 million, or $1.34 per diluted share, in the same period a year ago.
The EPS, FFO per share and Operating FFO per share information provided above for the three and nine months ended September 30, 2009 reflect the dilutive effect of the issuance of 4,201,571 common shares and 4,802,971 shares during the three and nine months ended September 30, 2009, respectively, under our previously announced at-the-market equity offering program.
A reconciliation of net income (loss) available to common shareholders to FFO and to Operating FFO, as well as the definitions and statements of purpose, are included at the end of this press release and in the financial tables accompanying this press release.

Highlights for the Third Quarter 2009
•	Commenced an equity offering, which closed on October 6, 2009, issuing 12,109,500 common shares, including the underwriters’ overallotment option, raising net proceeds of $109.8 million

•	Issued 4.2 million common shares raising net proceeds of $37.8 million through the company’s at-the-market equity offering program, bringing the proceeds of issuances under that program to $42.6 million since the program’s inception in April 2009

•	Multifamily same-property NOI declined 6.2 percent compared with third quarter 2008

•	Ended the quarter with multifamily same-property physical occupancy of 94.4 percent

•	Completed the sale of 264 condominium units for total sales proceeds of $24.7 million, including all remaining condominium units at Murano at Delray Beach and Portofino at Jensen Beach, in two separate bulk transactions

•	Recognized net gains of $14.3 million, or $0.24 per diluted share, in net income and FFO from the repurchases of $166.8 million of outstanding unsecured senior notes of the company’s operating partnership, Colonial Realty Limited Partnership (“Colonial Realty”)
“Since the beginning of the third quarter, we have significantly enhanced our liquidity position with $180 million in proceeds from capital market activities and dispositions,” stated Thomas H. Lowder, the company’s Chairman and Chief Executive Officer. “The new capital allowed us to continue delevering the company. We again have made steady progress on simplifying our business by reducing the number of for-sale residential units on our balance sheet and exiting another joint venture.”
Multifamily Operating Performance
Multifamily same-property NOI for the third quarter 2009 decreased 6.2 percent compared with the third quarter 2008 for the 28,285 apartment homes included in the consolidated same-property results. Multifamily same-property revenues decreased 4.1 percent and expenses decreased 1.1 percent compared with the third quarter 2008. Multifamily same-property physical occupancy as of September 30, 2009 was 94.4 percent compared with 96.0 percent at September 30, 2008.
A reconciliation of NOI to income from continuing operations, as well as definitions and the statements of purpose, is included at the end of this press release and in the financial tables accompanying this press release.
Capital Markets Activity
On October 6, 2009, the company completed an equity offering of 12,109,500 common shares, including shares issued to cover over-allotments, at $9.50 per share. Total net proceeds from this offering were approximately $109.8 million after deducting the underwriting discount and other offering expenses payable by the company. The company used the net proceeds from the offering to repay a portion of the outstanding balance under its unsecured revolving credit facility and for general corporate purposes.
During the third quarter 2009, the company issued a total of 4,201,571 common shares at a weighted average issue price of $9.20 per share under its previously announced $50 million at-the-market equity issuance program, raising net proceeds of $37.8 million. Year to date, the company has issued a total of 4,802,971 common shares at a weighted average issue price of $9.07 per share, raising net proceeds of $42.6 million under that program. Following the completion of the equity offering on October 6, 2009 as described above, the company terminated its at-the-market equity offering program.
Repurchases of Senior Unsecured Debt Securities
During the third quarter 2009, the company repurchased a total of $166.8 million in aggregate principal amount of Colonial Realty’s outstanding unsecured senior notes, $148.2 million of which was repurchased through a cash tender offer. The third quarter 2009 repurchases were made at an average 10.0 percent discount to par value, which represents a 7.9 percent yield to maturity, and resulted in the recognition of net gains of $14.3 million, or $0.24 per diluted share, in EPS and FFO for the third quarter 2009. Year-to-date, the company has repurchased $579.2 million in aggregate principal amount of Colonial Realty’s outstanding unsecured notes, with net gains reported totaling $54.8 million.
Disposition Activity
During the third quarter 2009, the company closed on the sale of the remaining 93 units at Murano at Delray Beach and 118 units at Portofino at Jensen Beach condominiums in two separate bulk transactions for total sales proceeds of $15.8 million in cash. Additionally, the company closed on the sale of 53 additional condominium units during the third quarter for total sales proceeds of $8.9 million. Subsequent to the end of the third quarter, the company completed the sale of the remaining 14 condominium units at the Grander located in Gulf Shores, Alabama for a total sales price of $3.3 million.
After the closing of the remaining 14 units at the Grander in October 2009, the net book value of the company’s remaining for sale condominium units is $24.5 million, which are classified as held for sale on the company’s balance sheet.
Development Activity
During the third quarter, the company completed construction of Colonial Grand at Ashton Oaks, a 362-unit apartment community located in Austin, Texas and Colonial Grand at Desert Vista, a 380-unit apartment community located in Las Vegas, Nevada. Additionally, the company completed construction of Colonial Pinnacle Turkey Creek III, a 166,000 square-foot retail center located in Knoxville, Tennessee.
The company had two active retail projects totaling 0.4 million square feet under construction at the end of the third quarter 2009, with an additional $10.4 million expected to be spent to complete the developments.
Joint Venture Transactions
During the third quarter 2009, certain of the company’s unconsolidated joint ventures exercised options to extend an aggregate of approximately $48.5 million of outstanding mortgage debt from 2009 to 2010. In addition, one of the company’s unconsolidated joint ventures disposed of its only property during the quarter, a 280-unit multifamily apartment community, of which a portion of the proceeds were used to repay an outstanding collateralized $14.0 million mortgage loan on the property (of which our pro rata share was $2.8 million).
During the third quarter 2009, the company completed the previously announced sale of its interests in four single-asset multifamily joint ventures with CMS, which collectively included 1,212 apartment units. Upon closing of the transaction, the company received a total of $2.0 million in cash. In conjunction with this transaction, the company agreed to provide an additional contribution to the CMS/Colonial Canyon Creek joint venture in connection with the refinancing of an existing $27.4 million construction loan which was secured by Colonial Grand at Canyon Creek, a 336-unit apartment community located in Austin, Texas. On September 14, 2009, the CMS/Colonial Canyon Creek joint venture refinanced its existing construction loan with a new $15.6 million, 10-year secured loan collateralized by the property with an interest rate of 5.64%. In connection with the refinancing, the company made a preferred equity contribution of $11.5 million, which was used by the joint venture to repay the balance of the then outstanding construction loan and closing costs. The preferred equity has a cumulative preferential return of 8.0%. As a result of the preferred equity contribution to the joint venture, we have consolidated the CMS/Colonial Canyon Creek joint venture in our financial statements for the quarter ending September 30, 2009.
Through Colonial Realty, the company owns a 35 percent joint venture interest in Colonial Grand at Traditions, a 324-unit apartment community located in Gulf Shores, Alabama that was completed in 2007. On September 25, 2009, the company determined it was probable that it will have to fund the $3.5 million partial loan repayment guarantee provided on the original construction loan for Colonial Grand at Traditions. Accordingly, the company recognized a charge to earnings of $3.5 million in the third quarter of 2009 for this expected payment. In addition, the company determined that its 35 percent joint venture interest is impaired and that this impairment is other than temporary. The impairment charge was calculated as the difference between the estimated fair value of our joint venture interest and the current book value of our joint venture interest. As a result, the company recognized a non-cash charge of $0.2 million in the third quarter of 2009 for this other-than-temporary impairment.
At September 30, 2009, the company’s pro-rata share of mortgage debt of unconsolidated joint ventures that matures in 2009 and 2010 is $189.5 million. Approximately $7.0 million of this debt, which represents the company’s pro-rata share, has already matured. The company intends to cooperate with its joint venture partners in connection with their efforts to refinance and/or replace outstanding joint venture indebtedness (which may also include, for example, property dispositions), which cooperation may include additional capital contributions from time to time. The failure of the company’s joint venture partners to refinance and/or restructure such debt (or decisions by our joint venture partners not to refinance and/or restructure such debt) may have a material adverse impact on the value of our joint venture interests.
Additionally, on October 27, 2009, the company closed on the sale of its joint venture interest in Colony Woods, a 414-unit apartment community located in Birmingham, Alabama for total sales proceeds of $24.8 million (of which our pro-rata share was $2.5 million).

Quarterly Dividend on Common Shares
On October 28, 2009, the Board of Trustees approved a cash dividend of $0.15 per common share, payable November 16, 2009, to shareholders of record as of November 9, 2009, representing an ex-dividend date of November 5, 2009.
2009 EPS and FFO per Share Guidance
The company’s updated guidance range for the full-year 2009 for EPS and FFO per share, with certain assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year
	2009 Range
	Low	–	High

Diluted EPS	$0.11	-	$0.28
Plus: Real Estate Depreciation & Amortization	1.87	-	1.87
Less: Gain on Sale of Operating Properties	(0.00)	-	(0.05)

Total Diluted FFO per share	$1.98	-	$2.10

Less: Transaction Income
Gain on Sale of Development Properties and Land	(0.07)	-	(0.08)
Gain on Bond or Preferred Stock Repurchases	(0.88)	-	(0.89)

Operating FFO per share	$1.03	-	$1.13

Following are current assumptions reflected in the company’s updated full-year 2009 guidance:
•	Multifamily same-property NOI: decline of 6.5 to 7.25 percent.
o	Revenue: Decline of 3.0 to 3.25 percent

o	Expense: Growth of 2.75 to 3.25 percent
•	Development spending of $40 million to $45 million.

•	Commercial development and for-sale residential property dispositions of $80 million to $100 million.

•	New secured financings totaling up to $506 million; all of which has already been obtained.

•	Corporate G&A expenses of $16 million to $18 million.

•	Increased number of common shares outstanding due to the sale of 12.1 million shares in the recent equity offering and 4.8 million shares issued in the at-the-market equity issuance program
The company’s guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. Among the assumptions included in the company’s guidance range are assumptions regarding the ability of the company and the company’s joint venture partners to refinance and/or replace existing joint venture mortgage debt, including debt that has matured or matures in the near future, and potential costs and other impacts if such debt is not refinanced or replaced. The company’s guidance may change if actual results vary from these assumptions.

CLP Reports Results for Third Quarter 2009

October 29, 2009
For additional details regarding the company’s disposition and investment activities, see the company’s Supplemental Financial Highlights available on the company’s website at www.colonialprop.com.
Conference Call and Supplemental Materials
The company will hold its quarterly conference call today at 1:00 p.m. Central Time. The call will include a review of the company’s third quarter performance and a discussion of the company’s strategy and expectations for the future.
To participate, please dial 1-866-454-3510. As with previous calls, a replay will be available for seven days by dialing 1-800-642-1687; the conference ID is 78509582. Access to the live call and a replay will also be available through the company’s website at www.colonialprop.com under “Investor Services: General Information: Presentations.”
Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the company’s website at www.colonialprop.com under the “Investor Services: Financial Information and Filings” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.
Colonial Properties Trust is a multifamily real estate investment trust (REIT) that creates additional value for its shareholders by managing commercial assets through joint venture investments and pursuing development opportunities. As of September 30, 2009, the company owned or managed 34,644 apartment units, and 21.5 million square feet of office and retail space located in key Sunbelt states from Virginia to Nevada. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and Operating FFO. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations — FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before minority interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the company’s performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company’s industry.

The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
Operating FFO — The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of our current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.
Property Net Operating Income — The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with net income as presented in the company’s consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
The company’s method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO, Operating FFO nor NOI should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of the company’s needs, including the company’s ability to make distributions.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding, the ability of the company’s joint venture partners to refinance and/or replace outstanding joint venture indebtedness, the company’s ability to complete developments in line with cost estimates, the company’s ability to successfully complete unit sales at its condominium conversion projects may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.

CONTACT:	Colonial Properties Trust Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2009
BALANCE SHEET

	As of	As of
($ in 000s)	9/30/2009	12/31/2008
ASSETS
Real Estate Assets
Operating Properties	$3,045,801	$2,873,274
Undeveloped Land & Construction in Progress	246,413	309,010

Total Real Estate, before Depreciation	3,292,214	3,182,284
Less: Accumulated Depreciation	(490,428)	(403,858)
Real Estate Assets Held for Sale, net	91,928	196,284

Net Real Estate Assets	2,893,714	2,974,710

Cash and Equivalents	3,851	9,185
Restricted Cash	26,178	29,766
Accounts Receivable, net	20,719	23,102
Notes Receivable	17,355	2,946
Prepaid Expenses	16,756	5,332
Deferred Debt and Lease Costs	19,223	16,783
Investment in Unconsolidated Subsidiaries	31,405	46,221
Other Assets	28,885	47,124

Total Assets	$3,058,086	$3,155,169

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$278,950	$311,630
Notes and Mortgages Payable	1,393,967	1,450,389

Total Long-Term Liabilities	1,672,917	1,762,019
Other Liabilities	88,555	120,693

Total Liabilities	1,761,472	1,882,712

REDEEMABLE NONCONTROLLING INTEREST & EQUITY

Redeemable Common Units	125,002	124,848

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series D 8 1/8%, Preferred Shares	100,118	100,281

Total Preferred Shares and Units, at Liquidation Value	200,118	200,281

Common Equity, including Noncontrolling Interest in Operating Partnership	971,494	947,328

Total Equity, including Noncontrolling Interest	1,296,614	1,272,457

Total Liabilities and Equity	$3,058,086	$3,155,169

SHARES & UNITS OUTSTANDING, END OF PERIOD

	As of	As of
(shares and units in 000s)	9/30/2009	12/31/2008
Basic
Shares	54,198	48,546
Operating Partnership Units (OP Units)	8,186	8,861

Total Shares & OP Units	62,384	57,407

3Q09	-1-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2009
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
($ in 000s, except per share data)	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Revenue
Minimum Rent	$69,028	$70,131	$209,476	$205,073
Tenant Recoveries	848	1,116	2,823	3,256
Other Property Related Revenue	10,823	9,070	30,191	26,109
Construction Revenues	—	654	36	9,102
Other Non-Property Related Revenue	3,987	5,186	11,366	15,542

Total Revenue	84,686	86,157	253,892	259,082

Operating Expenses
Operating Expenses:
Property Operating Expenses	25,615	23,093	70,979	62,783
Taxes, Licenses and Insurance	8,385	10,347	29,672	29,238

Total Property Operating Expenses	34,000	33,440	100,651	92,021

Construction Expenses	—	673	35	8,503
Property Management Expenses	1,728	2,088	5,329	6,402
General and Administrative Expenses	4,073	5,993	12,982	17,562
Management Fee and Other Expenses	3,340	4,335	11,096	12,269
Restructuring Charges	588	—	1,400	—
Investment and Development (1)	100	80	1,585	956
Depreciation	28,070	24,191	84,130	70,568
Amortization	864	833	2,936	2,560
Impairment (2)	221	—	1,839	—

Total Operating Expenses	72,984	71,633	221,983	210,841

Income from Operations	11,702	14,524	31,909	48,241

Other Income (Expense)
Interest Expense & Debt Cost Amortization	(23,840)	(18,998)	(69,192)	(56,026)
Gain on Retirement of Debt	14,929	2,515	56,480	10,716
Interest Income	345	634	1,095	2,609
(Loss) Income from Partially-Owned Investments (3)	(3,317)	1,190	(4,595)	13,497
Loss on Hedging Activities	(649)	(46)	(1,709)	(127)
Gain on Sale of Property, net of income taxes of $1 (Q3) and $3,157 (YTD) in 2009 and $643 (Q3) and $1,309 (YTD) in 2008	507	1,814	5,745	4,250
Income Taxes and Other	(352)	216	2,518	892

Total Other Income (Expense)	(12,377)	(12,675)	(9,658)	(24,189)

(Loss) Income from Continuing Operations	(675)	1,849	22,251	24,052

Discontinued Operations
Income (Loss) from Discontinued Operations (2)	280	1,048	(198)	5,760
(Loss) Gain on Disposal of Discontinued Operations, net of income taxes of $0 (Q3) and $70 (YTD) in 2009 and $41 (Q3) and $1,064 (YTD) in 2008	(6)	33,355	6	43,213

Income (Loss) from Discontinued Operations	274	34,403	(192)	48,973

Net (Loss) Income	(401)	36,252	22,059	73,025

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	—	(68)	(999)	(316)
Noncontrolling Interest in CRLP — Preferred	(1,813)	(1,813)	(5,438)	(5,452)
Noncontrolling Interest in CRLP — Common	623	304	(1,445)	(1,981)
Discontinued Operations
Noncontrolling Interest in CRLP — Common	(60)	(5,733)	(60)	(8,458)
Noncontrolling Interest of Limited Partners	155	71	597	341

Income Attributable to Noncontrolling Interest	(1,095)	(7,239)	(7,345)	(15,866)

Net (Loss) Income Attributable to Parent Company	(1,496)	29,013	14,714	57,159

Dividends to Preferred Shareholders	(1,998)	(2,037)	(6,108)	(6,705)
Preferred Share Issuance Costs, Net of Discount	30	240	25	(27)

Net (Loss) Income Available to Common Shareholders	$(3,464)	$27,216	$8,631	$50,427

(Loss) Earnings per Share — Basic
Continuing Operations	$(0.08)	$(0.04)	$0.17	$0.19
Discontinued Operations	0.01	0.61	—	$0.87

EPS — Basic	$(0.07)	$0.57	$0.17	$1.06

(Loss) Earnings per Share — Diluted
Continuing Operations	$(0.08)	$(0.04)	$0.17	$0.19
Discontinued Operations	0.01	0.61	—	$0.86

EPS — Diluted	$(0.07)	$0.57	$0.17	$1.05

(1)	Reflects costs incurred related to potential mergers, acquisitions and abandoned pursuits . These costs are volatile and therefore may vary between periods.

(2)	For the three months ended September 30, 2009, the Company recorded a $0.5 million non-cash impairment charge. Of the charge, $0.2 million (presented in “Impairment” in continuing operations) is related to the Company’s noncontrolling interest in the Colonial Grand at Traditions joint venture and $0.3 million (presented as a part of “(Loss) Income from Discontinued Operations”) is related to the sale of the remaining units at Portofino at Jensen Beach, a for-sale residential project. For the nine months ended September 30, 2009, in addition to the charges described above, the Company recorded a $3.4 million non-cash impairment charge. Of the charge, $0.7 million is related to the Company’s noncontrolling interest in the Craft Farms joint venture, $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project and $0.6 million is related to an additional for-sale residential project and sale of outparcels (presented in “Impairment” in continuing operations). In addition, $1.8 million is related to two multifamily apartment communities sold during the quarter (presented as a part of “(Loss) Income from Discontinued Operations”.

(3)	The three and nine months ended September 30, 2009 includes a $3.5 million charge due to the probability that the Company will have to fund the partial loan repayment guarantee provided on the original construction loan for Colonial Grand at Traditions, a property in which the Company has a 35% noncontrolling interest.

3Q09	-2-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2009
THIRD QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

	Three Months Ended		Nine Months Ended
($ in 000s, except per share data)	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Net (Loss) Income Available to Common Shareholders	$(3,464)	$27,216	$8,631	$50,427
Noncontrolling Interest in CRLP (Operating Ptr Unitholders)	(563)	5,429	1,506	10,439
Noncontrolling Interest in Gain/Loss of Sale of Undepreciated Property	—	—	992	—

Total	(4,027)	32,645	11,129	60,866

Adjustments — Consolidated Properties
Depreciation — Real Estate	27,567	24,108	82,753	70,414
Amortization — Real Estate	288	331	1,016	1,033
Remove: Gain/(Loss) on Sale of Property, net of Income Tax and Noncontrolling Interest	(503)	(35,170)	(5,753)	(47,464)
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Noncontrolling Interest	589	1,846	4,133	5,976

Total Adjustments — Consolidated	27,941	(8,885)	82,149	29,959

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	5,016	4,124	14,250	14,565
Amortization — Real Estate	1,700	1,973	5,152	6,791
Remove: Gain/(Loss) on Sale of Property	(1,787)	(1,763)	(1,736)	(18,558)

Total Adjustments — Unconsolidated	4,929	4,334	17,666	2,798

Funds from Operations	$28,843	$28,094	$110,944	$93,623

Income Allocated to Participating Securities	(136)	(233)	(534)	(761)

Funds from Operations Available to Common Shareholders and Unitholders	$28,707	$27,861	$110,410	$92,862

FFO per Share
Basic	$0.49	$0.49	$1.91	$1.63
Diluted	$0.49	$0.49	$1.91	$1.63

Operating FFO:
Funds from Operations	$28,707	$27,861	$110,410	$92,862
Less: Transaction Income
— Development and Land (Gains) Losses	(589)	(1,846)	(4,133)	(5,976)
— Bond / Preferred Repurchase Gains	(14,959)	(2,755)	(56,505)	(10,639)
— Write-off of OCI as a Result of Bond Repurchases	649	—	1,709	—

Operating FFO	$13,808	$23,260	$51,481	$76,247

Operating FFO per Share
Basic	$0.23	$0.41	$0.89	$1.34
Diluted	$0.23	$0.41	$0.89	$1.34
FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before Noncontrolling Interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.
The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of our current business plan, the timing and amount of these transactions can vary significantly between periods.
The Company’s method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.
THIRD QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

	Three Months Ended		Nine Months Ended
(shares and units in 000s)	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Basic
Shares	50,787	47,369	49,222	47,046
Operating Partnership Units (OP Units)	8,325	9,553	8,636	9,842

Total Shares & OP Units	59,112	56,922	57,858	56,888

Dilutive Common Share Equivalents	—	—	—	107

Diluted (1)
Shares	50,787	47,369	49,222	47,153
Total Shares & OP Units	59,112	56,922	57,858	56,995

Notes:

(1)	For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

3Q09	-3-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)
RECONCILIATION OF REVENUES

	Three Months Ended		Nine Months Ended
	3Q09	3Q08	3Q09	3Q08
Divisional Total Revenues
Multifamily — Same-Property	$67,518	$70,412	$204,706	$209,921
Multifamily — Non Same-Property	9,048	8,493	26,624	27,353
Commercial	22,470	23,489	68,980	69,991

Total Divisional Revenues	99,036	102,394	300,310	307,265

Less: Unconsolidated Revenues — Mfam	(1,485)	(2,137)	(5,527)	(6,484)
Less: Unconsolidated Revenues — Commercial	(15,814)	(17,296)	(48,418)	(53,437)
Discontinued Operations	(1,038)	(2,644)	(3,875)	(12,906)
Construction Revenues	—	654	36	9,102
Unallocated Corporate Revenues	3,987	5,186	11,366	15,542

Cons. Rev, adj -’09 Disc Ops	84,686	86,157	253,892	259,082

Add: Add’l Disc Ops Rev, post filing	—	(5,827)	—	(17,516)

Total Consol. Rev, per 10-Q / K	$84,686	$80,330	$253,892	$241,566

RECONCILIATION OF EXPENSES

	3Q09	3Q08	3Q09	3Q08
Divisional Total Expenses
Multifamily — Same-Property	$28,436	$28,765	$83,433	$81,412
Multifamily — Non Same-Property	4,553	4,881	14,785	14,698
Commercial	8,236	8,620	24,931	24,802

Total Divisional Expenses	41,225	42,266	123,149	120,912

Less: Unconsolidated Expenses — Mfam	(766)	(1,150)	(2,736)	(3,374)
Less: Unconsolidated Expenses — Commercial	(5,952)	(6,450)	(17,872)	(19,557)
Discontinued Operations	(758)	(1,226)	(3,941)	(5,960)
Impairment — Discontinued Operations (1)	251	—	2,051	—

Total Property Operating Expenses	34,000	33,440	100,651	92,021
Construction Expenses	—	673	35	8,503
Property Management Expenses	1,728	2,088	5,329	6,402
General & Administrative Expenses	4,073	5,993	12,982	17,562
Management Fee and Other Expenses	3,340	4,335	11,096	12,269
Restructure Charges	588	—	1,400	—
Investment and Development (2)	100	80	1,585	956
Impairment — Continuing Operations (1)	221	—	1,839	—
Depreciation	28,070	24,191	84,130	70,568
Amortization	864	833	2,936	2,560

Cons. Exp, adj -’09 Disc Ops	72,984	71,633	221,983	210,841

Add: Add’l Disc Ops Exp, post filing	—	(1,981)	—	(7,880)

Total Consol. Exp, per 10-Q / K	$72,984	$69,652	$221,983	$202,961

RECONCILIATION OF NOI

	3Q09	3Q08	3Q09	3Q08
Divisional Total NOI
Multifamily — Same-Property	$39,082	$41,647	$121,273	$128,509
Multifamily — Non Same-Property	4,495	3,612	11,839	12,655
Commercial	14,234	14,869	44,049	45,189

Total Divisional NOI	57,811	60,128	177,161	186,353

Less: Unconsolidated NOI — Mfam	(719)	(987)	(2,791)	(3,110)
Less: Unconsolidated NOI — Commercial	(9,862)	(10,846)	(30,546)	(33,880)
Discontinued Operations	(280)	(1,418)	66	(6,946)
Impairment — Discontinued Operations (1)	(251)	—	(2,051)	—
Unallocated Corporate Revenues	3,987	5,186	11,366	15,542
Construction NOI	—	(19)	1	599
Property Management Expenses	(1,728)	(2,088)	(5,329)	(6,402)
General & Administrative Expenses	(4,073)	(5,993)	(12,982)	(17,562)
Management Fee and Other Expenses	(3,340)	(4,335)	(11,096)	(12,269)
Restructure Charges	(588)	—	(1,400)	—
Investment and Development (2)	(100)	(80)	(1,585)	(956)
Impairment — Continuing Operations (1)	(221)	—	(1,839)	—
Depreciation	(28,070)	(24,191)	(84,130)	(70,568)
Amortization	(864)	(833)	(2,936)	(2,560)

Income from Operations	11,702	14,524	31,909	48,241
Total Other Income (Expense)	(12,377)	(12,675)	(9,658)	(24,189)

Income from Contin’g Ops (3)	(675)	1,849	22,251	24,052

Disc Ops	—	(3,846)	—	(9,636)
08 & 09 Disc Ops Other Inc(Exp)	—	(1,363)	—	(7,657)

Income from Cont (3), per 10-Q / K (3)	$(675)	$(3,360)	$22,251	$6,759

Notes:

(1)	For the three months ended September 30, 2009, the Company recorded a $0.5 million non-cash impairment charge. Of the charge, $0.2 million (presented in “Impairment” in continuing operations) is related to the Company’s noncontrolling interest in the Colonial Grand at Traditions joint venture and $0.3 million (presented as a part of “(Loss) Income from Discontinued Operations”) is related to the sale of the remaining units at Portofino at Jensen Beach, a for-sale residential project. For the nine months ended September 30, 2009, in addition to the charges described above, the Company recorded a $3.4 million non-cash impairment charge. Of the charge, $0.7 million is related to the Company’s noncontrolling interest in the Craft Farms joint venture, $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project and $0.6 million is related to an additional for-sale residential project and sale of outparcels (presented in “Impairment” in continuing operations). In addition, $1.8 million is related to two multifamily apartment communities sold during the quarter (presented as a part of “(Loss) Income from Discontinued Operations”.

(2)	Reflects costs incurred related to potential mergers, acquisitions and abandoned pursuits . These costs are volatile and therefore may vary between periods.

(3)	Income from Continuing Operations before extraordinary items, minority interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with FAS 144.

3Q09	-4-	NYSE: CLP